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John Hancock Funds II

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JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

August 28, 2014

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Jennison Associates LLC (“Jennison”) for Natural Resources Fund (the “Fund”). Jennison succeeded Wellington Management Company, LLP (“Wellington”) as subadvisor to the Fund, effective at the close of business on July 17, 2014. As with the subadvisory agreement with Wellington, pursuant to the new subadvisory agreement, Jennison manages the investments and determines the composition of the assets of the Fund.

The Board of Trustees of JHF II approved the new subadvisory agreement with Jennison. The new subadvisory agreement with Jennison is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees rates are the same or lower as a result of the new subadvisory agreement with Jennison, changes to advisory and subadvisory fee breakpoints and an advisory fee waiver. The subadvisory fee is paid by the Fund’s investment advisor and not by the Fund. Please see below for further information regarding changes to the advisory and subadvisory fee rates.

Please note that JHF II is not required to obtain shareholder approval. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Jennison.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,

/s/ ANDREW WILKINS
Andrew Wilkins
Assistant Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

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INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR NATURAL RESOURCES FUND

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INTRODUCTION

This Information Statement details a recent subadvisor change relating to Natural Resources Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At an in-person meeting held on June 23 - 25, 2014, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust or its investment advisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement appointing Jennison Associates LLC (“Jennison”) to serve as the new subadvisor to the Fund (the “Jennison Subadvisory Agreement”). At the same time, the Board approved the termination of Wellington Management Company, LLP (“Wellington”) as subadvisor to the Fund. These changes became effective at the close of business on July 17, 2014. A discussion of the Board’s determination to appoint Jennison as the Fund’s subadvisor is provided in the “Board Consideration of Jennison Subadvisory Agreement” section below.

JHF II. JHF II is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management. Effective January 1, 2014, John Hancock Advisers, LLC (“JHA”) replaced John Hancock Investment Management Services, LLC (“JHIMS”) as the Fund’s investment advisor. JHIMS and JHA have identical officers, directors, and other personnel, and share common facilities and resources. In this Information Statement, depending on the context, the term “Advisor” refers either to JHA in its current capacity as the Fund’s investment advisor, or to JHIMS in its capacity as investment advisor prior to January 1, 2014.

Pursuant to an investment advisory agreement with JHF II, the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Jennison Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change.

Annual and Semi-Annual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

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NEW SUBADVISORY AGREEMENT
FOR NATURAL RESOURCES FUND

As described in more detail in the introduction, at its in-person meeting held on June 23 - 25, 2014, the Board approved the Jennison Subadvisory Agreement appointing Jennison as subadvisor for the Fund, replacing the Fund’s former subadvisor, Wellington.

As with the subadvisory agreement with Wellington (the “Wellington Subadvisory Agreement”), pursuant to the Jennison Subadvisory Agreement, and as more fully described below, Jennison manages the investments and determines the composition of the assets of the Fund. The Jennison Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees are the same or lower as a result of the new Jennison Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of Jennison, the Fund’s investment objective, non-fundamental investment policies, advisory fee rates and subadvisory fee rates were revised, as discussed below. The Jennison Subadvisory Agreement is dated July 17, 2014. The Wellington Subadvisory Agreement, dated January 1, 2014, was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 23 - 25, 2014 in connection with its annual review and continuance of such agreements. A transition manager has overseen the movement of portfolio assets from Wellington’s control to Jennison’s control.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Jennison

Jennison is a limited liability company incorporated under the laws of the State of Delaware that is registered as an investment advisor under the Advisers Act. The principal offices of Jennison are located at 466 Lexington Avenue, New York, New York 10017.

Jennison Subadvisory Agreement

The principal responsibilities of Jennison under the Jennison Subadvisory Agreement, and of Wellington under the Wellington Subadvisory Agreement, are substantially similar. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences, are described below.

Subadvisor Compensation. As compensation for its services under the Wellington Subadvisory Agreement, Wellington was paid a subadvisory fee with respect to the Fund. Subadvisory fees were calculated and accrued daily based upon the Fund’s Aggregate Net Assets (as defined below), and the sum of the daily fee accruals was paid monthly in arrears. Under the Wellington Subadvisory Agreement, the “Aggregate Net Assets” of the Fund consisted of the net assets of the Fund and the net assets of certain other John Hancock portfolios for which Wellington acted as a subadvisor, as stated in the Wellington Subadvisory Agreement.

As compensation for its services under the Jennison Subadvisory Agreement, Jennison is paid a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to the Jennison Subadvisory Agreement, the net assets of the Fund are not aggregated with the net assets of other John Hancock portfolios for purposes of calculating the subadvisory fee payable to Jennison.

Pursuant to both the Jennison Subadvisory Agreement and the Wellington Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets or Aggregate Net Assets, as applicable, of the Fund and dividing by 365 (366 in a leap

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year). Subadvisory fees are paid by the Advisor not by the Fund. The advisory and subadvisory fees are the same or lower as a result of the new Jennison Subadvisory Agreement and advisory and subadvisory fee breakpoints.

Changes in Investment Objective, Non-Fundamental Investment Policies, Advisory Fee Breakpoints, and Subadvisory Fee Breakpoints

In connection with approving the Jennison Subadvisory Agreement for the Fund, the Board also approved changing the investment objective and certain non-fundamental investment policies of the Fund in connection with the appointment of Jennison. These changes became effective as of July 17, 2014. There has been no change to the Fund’s 80% investment policy of investing at least 80% of it net assets (plus any borrowings for investment purposes) in equity and equity-related securities of natural resource-related companies worldwide, including in emerging markets. The Fund’s investment objective changed from seeking long-term total return to seeking long-term capital appreciation. Like Wellington, Jennison will invest in a broad range of equity and natural resource investments in pursuing the Fund’s objective and strategies, and may also invest without limit in foreign securities, including in emerging markets. Like Wellington, Jennison may also utilize currency forwards and other currency hedging transactions to protect the Fund’s assets, but unlike Wellington and pursuant to recent changes, Jennison generally does not use other derivative instruments as part of the Fund’s principal investment strategies.

Also in connection with the appointment of Jennison, the Board approved changes to the advisory and subadvisory fee breakpoints, which result in advisory and subadvisory fees rates that are the same at certain lower assets levels and lower at higher asset levels. The Fund’s advisory fees are the same for the first $500 million assets under management under the current and new arrangements but are lower at all levels above that amount under the new fee schedule. In addition, the effective rate of the advisory fee may be lower because the Advisor will waive its advisory fees, until December 31, 2014, to the extent necessary to prevent any increase in the amount of the advisory fee that it retains after paying subadvisory fees to Jennison.

For additional information about the Fund’s investment objective, non-fundamental investment policies, and advisory fee rates, refer to the supplement to the Fund’s registration statement that was filed with the SEC on July 1, 2014.

Board Consideration of Jennison Subadvisory Agreement

At in-person meetings held on June 23 - 25, 2014, the Board, including the Independent Trustees, approved the Jennison Subadvisory Agreement between the Advisor and Jennison with respect to the Fund.

In considering the Jennison Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Jennison, including comparative performance information, fee and expense information for peer groups of similar mutual funds prepared by an independent third-party provider of mutual fund data; performance information for relevant indices; comparative performance information for comparably managed accounts, as applicable; and other information provided by the Advisor and Jennison regarding the nature, extent and quality of services to be provided by Jennison under the Jennison Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Jennison to the Fund, including an in-person presentation from Jennison with respect to the Fund at the meeting, during which representatives from Jennison responded to questions from the Independent Trustees. The Board also took into account its knowledge of Jennison from the services that Jennison provides as subadvisor to other funds in the John Hancock Group of Funds.

Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also discussed the Jennison Subadvisory Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Jennison Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors.

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Approval of Subadvisory Agreement

In making its determination with respect to approval of the Jennison Subadvisory Agreement, the Board considered:

(1)	information relating to Jennison’s business, including current subadvisory services to other funds in the John Hancock Group of Funds;

(2)	the historical performance of the Fund under the management of Wellington, which included comparative performance information relating to the Fund’s benchmark and comparable funds, and the performance of a comparable mutual fund managed by Jennison;

(3)	the subadvisory fee for the Fund, including any breakpoints and comparative fee information, to the extent applicable; and

(4)	information relating to the nature and scope of any material relationships and their significance to Jennison, as applicable.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Jennison, the Board considered information provided to the Board by Jennison. The Board also took into account information presented during the past year with respect to two other funds within the John Hancock Group of Funds managed by Jennison, including information provided in connection with the Board’s annual evaluation of the advisory and subadvisory agreements with respect to such funds that were considered at the June 23 - 25, 2014 Board meeting, as well as at an in-person meeting held on May 27 - 29, 2014. The Board considered Jennison’s current level of staffing and its overall resources. The Board reviewed Jennison’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Jennison’s investment and compliance personnel who would provide services to the Fund. The Board also considered, among other things, Jennison’s compliance program and any disciplinary history. The Board also considered the Jennison’s risk assessment and monitoring process. The Board considered Jennison’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and amelioratory actions undertaken, as appropriate. The Board noted that the Advisor conducts regular, periodic reviews of Jennison and its operations, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff conduct regular, periodic compliance reviews with Jennison and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Jennison and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Jennison.

The Board considered Jennison’s investment process and philosophy. The Board took into account that Jennison’s responsibilities include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also considered Jennison’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Jennison and the profitability to Jennison of its relationship with the Fund, the Board noted that the fees under the Jennison Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that, based on current assets of the Fund, there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Jennison Subadvisory Agreement. The Board also noted that the subadvisory fees rates would be lower under the Jennison Subadvisory Agreement at higher asset levels and that the Advisor agreed to waive its advisory fees,

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until December 31, 2014, to the extent necessary to prevent any increase in the amount of the advisory fee that it retains after paying subadvisory fees to Jennison, resulting in a lower effective advisory fee rate.

The Board also relied on the ability of the Advisor to negotiate the Jennison Subadvisory Agreement with Jennison, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Jennison from its relationship with the Trust were not a material factor in the Board’s consideration of the Jennison Subadvisory Agreement.

The Board also considered information regarding the nature and scope (including their significance to the Advisor and its affiliates and to Jennison) of any material relationships with respect to Jennison, which includes arrangements, if any, in which Jennison or its affiliates provide advisory, distribution, or management services in connection with financial products sponsored by the Advisor or its affiliates, and may include other registered investment companies, a 529 education savings plan, managed separate account, and exempt group annuity contracts sold to qualified plans, if any. The Board also considered information and took into account any other potential conflicts of interest the Advisor might have in connection with the Jennison Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Jennison and its affiliates may receive from Jennison’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Jennison. The Board considered that the subadvisory fee rates under the Jennison Subadvisory Agreement are the same at certain lower assets levels and lower at higher asset levels. The Board also considered that the effective subadvisory fee to be paid to Jennison for managing the Fund at the Fund’s current level of assets would be lower than the fee previously paid to Wellington. The Board also considered information regarding the fee Jennison receives for providing comparable services to comparable clients, if applicable.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s peer group and benchmark under the management of Wellington and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Jennison. The Board also noted Jennison’s long-term performance for a similar mutual fund and other accounts.

The Board’s decision to approve the Jennison Subadvisory Agreement was based on a number of determinations, including the following:

(1)	Jennison has extensive experience and demonstrated skills as a manager and may be expected to provide a high quality of investment management services to the Fund;

(2)	A comparable mutual fund managed by Jennison outperformed the Fund for the 1-, 3-, and 5-year periods ended March 31, 2014, outperformed the Fund’s Morningstar peer group over the 1-, 5-, and 10-year periods ended March 31, 2014, and outperformed the Fund’s benchmark index for the 1-, 5-, and 10-year periods ended March 31, 2014;

(3)	Jennison has a long and proven track record with respect to managing a mutual fund with an investment objective and strategies similar to those of the Fund;

(4)	The subadvisory fees for the Fund are: (i) competitive and within industry norms; and (ii) paid by the Advisor not the Fund, and are a product of arms-length negotiation between the Advisor and Jennison. In addition, approval of the Jennison Subadvisory Agreement will not result in any increase in the advisory fees for the Fund;

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(5)	The subadvisory fees rates under the Jennison Subadvisory Agreement are: (i) competitive and within industry norms; and (ii) lower than the rates under the Wellington Subadvisory Agreement at higher asset levels;

(6)	The Advisor agrees to waive its advisory fees, until December 31, 2014, to the extent necessary to prevent the any increase in the amount of the advisory fee that it retains after paying subadvisory fees to Jennison, which could result in a lower effective advisory fee rate;

(7)	The subadvisory fees are reasonable in relation to the level and quality of services being provided; and

(8)	The subadvisory fee rates under the Jennison Subadvisory Agreement contain breakpoints, and in turn the advisory fee for the Fund also has breakpoints, in order to permit shareholders of the Fund to benefit from economies of scale.

Additional Information About Jennison

Jennison is a limited liability company incorporated under the laws of the State of Delaware. Jennison (including its predecessor, Jennison Associates Capital Corp.) has been in the investment advisory business since 1969. Jennison is a direct, wholly owned subsidiary of Prudential Investment Management, Inc., which is a direct, wholly owned subsidiary of Prudential Asset Management Holding Company LLC, which is a direct, wholly owned subsidiary of Prudential Financial, Inc. The principal offices of Jennison are located at 466 Lexington Avenue, New York, New York 10017. Neil P. Brown, CFA, and Jay Saunders are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Jennison. The names and principal occupations of the directors and principal executive officers of Jennison are listed below. The business address of each such person is 466 Lexington Avenue, New York, New York 10017.

Name	Principal Occupation
Spiros Segalas	President, Chief Investment Officer & Director
Stephanie Willis	Senior Vice President & Chief Compliance Officer
Mehdi Asif Mahmoud	Chief Executive Officer, Chairman & Director
Kenneth Moore	Executive Vice President, Treasurer & Chief Operating Officer
Leslie Rolison	Executive Vice President & Chief Administrative Officer
Mirry Melissa Hwang	Senior Vice President, Secretary & Chief Legal Officer
Kathleen Ann McCarragher	Managing Director, Head of Growth Equity & Director
David Hunt	Director
Mary-Lynne Driscoll	Director
Taimur Hyat	Director
Jurgen Muhlhauser	Director

Similar Investment Companies Managed by Jennison. Jennison currently acts as advisor or subadvisor to Prudential Jennison Natural Resources Fund, Inc., a registered investment company having an investment objective and policy similar to those of the Fund. The table below states the approximate size of Prudential Jennison Natural Resources Fund, Inc., as of June 30, 2014 and the current advisory fee rate(s) as a percentage of average daily net assets.

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Name of Fund	Net Assets as of 06/30/14	Advisory Fee Rates
Prudential Jennison Natural Resources Fund, Inc.	$4,879,821,086	0.75% up to $1 billion 0.70% over $1 billion

Description of Wellington Subadvisory Agreement and Jennison Subadvisory Agreement

The terms of the Jennison Subadvisory Agreement and the Wellington Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Jennison and Wellington generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund, and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions if applicable.  The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor's overall responsibilities with respect to accounts managed by the subadvisor.  The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The Jennison Subadvisory Agreement initially continues in effect for a period of no more than two years from the later of the date of its execution or its approval by the Board and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act).  In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The Wellington Subadvisory Agreement continues in full force and effect for an initial period of two years from the date it was executed by all parties. Notwithstanding the foregoing, if: (i) the Trustees of the Trust or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Advisor or of the Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least

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annually the continuance of the Wellington Subadvisory Agreement, then the Wellington Subadvisory Agreement automatically terminates on the later of the close of business on the second anniversary of the effective date of the Wellington Subadvisory Agreement, or upon the expiration of one year from the effective date of the last such continuance.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

The subadvisory agreement provides that if the outstanding voting securities of the Fund fail to approve any continuance of the subadvisory agreement, the subadvisor will continue to act as subadvisor with respect to the Fund pending the required approval of the subadvisory agreement or its continuance, of a new contract with the subadvisor or another subadvisor, or other definitive action, provided that the compensation received by the subadvisor is in compliance with the 1940 Act and the rules and regulations thereunder.

Termination.  The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees of JHF II, by the vote of a majority of the outstanding voting securities of JHF II, or by the vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to JHA and the subadvisor, or by JHA or the subadvisor, on sixty days' written notice to JHF II and the other party. The subadvisory agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between JHA and the Trust terminates for any reason.

Amendments.  The subadvisory agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of JHF II who are not interested persons of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other portfolio affected by the amendment, or (b) all the portfolios of JHF II.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval.  JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor.  The liability of the subadvisor in the Jennison Subadvisory Agreement is substantively similar, but contains certain differences from the Wellington Subadvisory Agreement. The Jennison Subadvisory Agreement provides that neither Jennison nor any of its directors, officers or employees shall be liable to JHA or JHF II for any error of judgment or mistake of law or for any loss suffered by JHA or JHF II in connection with the matters to which the Jennison Subadvisory Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of Jennison or any of its directors. In addition, neither Jennison nor any of its directors, officers or employees shall be liable to JHA or JHF II for any failure to comply with the investment guidelines of the Fund and JHF II with respect to the initial portfolio of securities delivered by JHA to Jennison.

The Wellington Subadvisory Agreement provides that neither Wellington nor any of its partners or employees shall be liable to JHA or JHF II for any loss suffered by JHA or JHF II resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of Wellington or any of its partners or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions

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for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings. The Jennison Subadvisory Agreement provides that Jennison agrees to treat JHF II portfolio holdings as confidential information in accordance with JHF II’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information, provided that such restriction shall not apply to any disclosure by Jennison to its affiliates or to any disclosure required by regulatory authorities, applicable law or the rules of any securities exchange which may be applicable or by legal process (including a subpoena) or if such disclosure is to Jennison’s counsel, auditors, agents or consultants who agree to keep such information confidential.

Under the Wellington Subadvisory Agreement, Wellington had agreed to treat JHF II portfolio holdings as confidential information in accordance with Wellington’s "Portfolio Holdings Disclosure Policy and Procedures," (the “Subadvisor Policy”) as would have been amended from time to time, and to prohibit its employees from trading on any such confidential information. Wellington acknowledges the provisions of JHF II’s “Policy Regarding Disclosure of Portfolio Holdings” (the "Trust Policy") regarding non-disclosure of confidential information. Consistent with the Subadvisor Policy, Wellington had agreed not to release JHF II’s confidential portfolio holdings information to any third party except at the direction of JHA. JHA had represented and warranted that it would not instruct Wellington to release such information to any third party unless JHA or Wellington had entered into a confidentiality agreement with such third party of the type contemplated under the Trust Policy.

Compliance Policies.  Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act.  Throughout the term of the agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.

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John Hancock Investments 601 Congress Street Boston, MA 02210-2805

The following notice provides important information about the recent change in the management of your fund.

If you have any questions, please contact your financial advisor or call John Hancock Investments at 800-225-5291,
Monday through Friday, 8:00 a.m. to 7:00 p.m., Eastern time.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Relating to

JOHN HANCOCK NATURAL RESOURCES FUND

a series of John Hancock Funds II

601 Congress Street

Boston, Massachusetts 02210

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to John Hancock Natural Resources Fund (the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect on July 17, 2014. At an in-person meeting held on June 23–25, 2014, pursuant to the recommendation of John Hancock Advisers, LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved Jennison Associates LLC (“Jennison”) to serve as the new subadvisor to the Fund, replacing the former subadvisor, Wellington Management Company LLP.

The appointment of Jennison as the Fund’s subadvisor was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an Information Statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Jennison.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II will make the Information Statement available to you online at jhinvestments.com/NaturalResources14C until 90 days from the date the Notice is first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date the Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first sent to shareholders.

Shareholders sharing the same address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.